NOVAMERICAN STEEL INC. TO ANNOUNCE SECOND QUARTER RESULTS

Norwood, MA (July 8, 2008) — Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS, TONSW) will release its financial results for the quarter ended May 31, 2008 on Tuesday, July 15, 2008, after the close of the markets. Novamerican’s conference call with investors and analysts will be held the next morning, Wednesday, July 16, 2008, at 10:30 am Eastern Standard Time.

The dial-in telephone numbers for the investor and analysts call are:

North American Dial-In Number:	1-866-544-4625
International Dial-In Number:	416-849-2726

A digital recording of the conference call will be available for replay four hours after the call’s completion.  The date range for playback availability is listed below.

Website:	http://recording.vestavideo.com/Nova.htm
Availability:	July 16, 2008 – August 15, 2008

About Novamerican Steel Inc.

Novamerican has twenty-one operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican’s flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican, visit its website at http://www.novamerican.com.

Contact:

Karen G. Narwold, Vice President, Chief Administrative Officer and General Counsel

646-429-1540 (office); 917-207-7924 (cell)